Exhibit 99.2

TripAdvisor, Inc. Q2 2017 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted;

Some calculations may not foot due to rounding)

In Q2, we made great progress on our 2017 initiatives aimed at educating our traveler audience that TripAdvisor is the best site not only for reviews, but also for the best price when you are booking a hotel. We gave the global TripAdvisor brand a fresh new look, and we successfully launched our streamlined hotel shopping experience and our new, multi-year brand advertising campaign. It is still very early, but these efforts are showing signs of success.

Q2 consolidated revenue growth accelerated to 8%, Hotel segment revenue decelerated slightly to 3%, and TripAdvisor Click-based and transaction revenue grew 6%. Currency headwinds were approximately 2% to each of these revenue lines during the period.

Adjusted EBITDA grew 6% driven by significant improvement in our Non-Hotel segment, where revenue growth accelerated to 31% and its adjusted EBITDA margin inflected to 17%. These businesses are key to the differentiated, end-to-end user experience that we deliver, helping users get the most out of every trip. We continue to execute well against our stated three-to-five year growth strategy and are pleased that our recent results have begun to highlight our continued growth opportunity and this segment’s attractive longer-term margin potential.

The TripAdvisor travel platform remains large and growing, with nearly 415 million monthly unique visitors and 535 million reviews and opinions in Q2, up 18% and 39% year-over-year, respectively. We believe that as we continue to improve our end-to-end product offering, and as more users visit TripAdvisor to find the best prices before they book their travel experiences, the more transformational it will be to our long-term revenue growth, marketing efficiency and profit growth.

Q2 Hotel Segment Update

In May, we launched our brand refresh, which included a new color and a clean new look on all devices, as well as a streamlined hotel shopping experience that is faster and more intuitive, with improved merchandizing and search capabilities. Early indications are positive, as survey work shows upticks in user confidence that TripAdvisor is a site that helps them find the lowest prices.

(download: iOS; Android)

The refined hotel shopping experience nicely combines the work we have done over the past year to help users find great hotel deals. Our work here is never done, and we are currently working on further enhancing our price discovery tools, filters and maps to make finding the best hotels at the lowest prices even easier.

Our brand refresh and product launch paved the way for a return to offline brand advertising. In mid-June, we launched our global campaign in the U.S., followed by Canada, France, Spain, the U.K. and, in early July, Australia.

(View all our current and past television commercials here)

We invested $16 million in television advertising during Q2 as part of our $70-to-$80 million budget for 2017. As noted last quarter, we expect the revenue benefits of brand advertising to increase over time, though we are pleased to see leading indicators of success. Television markets are already showing upticks in unaided awareness of TripAdvisor as a place to find the lowest prices, as well as increases in traffic and bookers from high-value branded channels.

During Q3 we expect to invest the majority of this year’s $70-80 million television advertising budget, likely resulting in some sales and marketing deleverage in that period. As we move forward, we plan to continue to test and optimize our ad creative to further improve its effectiveness.

2017 is year-one of what we anticipate will be a multi-year global brand advertising campaign. Optimizing our television investment is a key part of our broader objective, which is to position television advertising to be a more sizeable part of our marketing mix as we grow the campaign in both new and existing markets in the years to come.

Q2 Hotel segment revenue grew 3%. Currency was an approximately 2% headwind to growth. Hotel segment adjusted EBITDA margin was 26%, impacted by $16 million of television advertising investment and increased seasonal online marketing costs during the period.

Q2 TripAdvisor-branded click-based and transaction revenue growth decelerated from Q1 to 6% year-over-year primarily due to greater-than-anticipated hotel shopper shift to lower-monetizing mobile phones, as well as from anticipated re-allocation of online marketing dollars to our television campaign and some slight dilution from product testing in April and May. Currency also was a slight headwind to growth during the period.

TripAdvisor-branded click-based and transaction revenue on mobile grew by more than 60% year-over-year, driven by accelerated hotel shopper growth of 36%. Mobile accounted for more than 40% of hotel shoppers during Q2. Accelerated mobile hotel shopper growth continues to be a significant duality in our business. On the one hand, it highlights our increasing engagement on this strategic platform, which we believe is a competitive advantage that will play out over time. On the other hand, having hotel shoppers rapidly shifting to mobile exacerbates the near-term revenue growth headwind, given mobile’s substantially lower revenue per hotel shopper relative to desktop and tablet. That said, Q2 was our third straight quarter of monetization improvements on mobile, and we see a lot more opportunity ahead as we continue to optimize the new hotel shopping experience.

Total revenue per hotel shopper was $0.47 in Q2, which was flat compared to Q1 2017, and first half 2017 performance was flat compared to the first half of 2016, a positive given the significant hotel shopper growth on mobile over those periods. Looking geographically, growth in U.S. revenue per hotel shopper continued to offset softness in non-U.S. markets. Our non-U.S. click-based business continues to be relatively more impacted by competitive dynamics in the online travel landscape, the ongoing mobile shift, and currency fluctuations. Overall, we are encouraged to see continued absolute revenue per hotel shopper stabilization and our focus remains on leveraging our ongoing product and marketing work to grow this key metric over the long-term.

On the volume side, average monthly unique hotel shopper growth accelerated to 11% during the second quarter, driven by rapid mobile growth, as well as by growth in non-U.S. markets.

Shifting gears, in line with expectations, we saw growth rates improve sequentially in both our TripAdvisor-branded display-based and subscription and Other hotel businesses.

Our click-based and transaction revenue is growing this year, which is encouraging, though overall Hotel segment revenue growth has not yet returned to target levels. Over time, we expect the brand repositioning, our streamlined hotel shopping experience, and our new television ad campaign to coalesce, leading more users to associate the TripAdvisor brand as a great place to find the lowest prices and to book. In doing so, we will be able to drive more revenue, marketing efficiency and profitability in our business.

Q2 Non-Hotel Segment Update

In our Non-Hotel businesses, our ongoing investments to improve the user experience, to add bookable supply, and to build our marketing flywheel are driving bookings, rapid revenue growth and, more recently, increased operating leverage.

Our attractions business is performing well on both the top and bottom line. On the supply side, bookable products grew 26% year-over-year to 61,000. More importantly, after growing supply roughly 5x since we launched Marketplace in early 2015, we are investing to make those products more efficient and higher quality through our API and automated partner onboarding. Against this backdrop of growing demand and robust supply, we delivered strong bookings growth as we match more users with more great travel experiences in more moments throughout a trip. This formula is working across our platform, as Viator bookings continue growing nicely year-over-year and TripAdvisor-sourced bookings as a percentage of total attractions bookings have nearly doubled in the past year.

We expect attractions will be a key driver of Non-Hotel revenue growth and adjusted EBITDA profitability this year. After several years of building our product and our supply and sales infrastructure to support long-term growth, we are pleased to see operating leverage begin to emerge, demonstrating this segment’s attractive margin potential.

The Tours & Activities category is the largest part of a $135 billion travel activities industry that is forecasted to grow to $183 billion by 2020, according to Phocuswright. We plan to continue to invest to extend our lead in order to further capitalize on our supply and demand advantages, building an even bigger and more valuable attractions business.

In restaurants, our other in-destination business, bookable supply increased by 18% year-over-year to 42,000. Conversion rates and repeat booking rates have accelerated, and so has seated diner growth, which grew 50% year-over-year primarily due to the successful implementation of our app-first product and marketing strategy, as well as strong TripAdvisor-sourced bookings growth. Restaurants also displayed strong revenue growth in Q2, and is achieving topline scale that will help it approach adjusted EBITDA breakeven this year.

Second quarter Non-Hotel segment revenue growth accelerated to 31%. Currency was an approximately 4% headwind to growth in the period. Strong revenue growth as well as increased marketing and operational efficiency, particularly in our attractions business, drove material profit inflection in the quarter, with $17 million of adjusted EBITDA leading to a 17% adjusted EBITDA margin, which was substantially better than the second quarter of 2016.

Nearly three years into our stated five-year investment horizon, our Non-Hotel growth playbook is clearly working. We will continue to move fast, further differentiating our platform to users, helping more of them find and book things to do and places to eat while they are in-destination and driving more loyalty to TripAdvisor in the process.

While we are very pleased with our Non-Hotel segment operating leverage, given our opportunity ahead, we are far from being in profit-taking mode. We are uniquely positioned in this arena, and we plan to continue to make significant investments in building our supply technology lead, enhancing our mobile product capabilities, growing demand and increasing marketing efficiencies.

Financial Outlook

As a reminder, the ongoing traffic mix shifts to lower-monetizing mobile devices and performance-based marketing channels, competitive dynamics within our industry, volatility in our click-based auction and macro-economic events – among a number of other factors outside of our control – can limit our visibility into near-term financial performance. We endeavor to be as accurate as possible with our forward-looking commentary, though the factors listed above can cause actual results to vary materially.

During Q2 and July, we saw greater-than-anticipated hotel shopper shift to lower-monetizing mobile devices. Also during July we saw some softer CPC pricing in our auction. While auction volatility is a matter of normal course, these recent trends make us incrementally cautious about the back half of the year.

As a result, we now expect 2017 click-based and transaction revenue growth of mid-single-digits, and consolidated revenue growth slightly better than click-based and transaction revenue growth. Our ongoing focus is squarely on driving growth through our revamped hotel shopping experience as well as our brand advertising campaign; growth that may partly manifest in 2017 but we believe will have a more significant positive impact on our business in the years to come.

We maintain our expectation of flat-to-down absolute adjusted EBITDA compared to 2016 due to continued profit favorability in our Non-Hotel segment, which is on track to meet our stated revenue growth and adjusted EBITDA targets this year, and as we manage marginal returns from performance-based online marketing channels.

At $1.3 trillion, the online travel market is large and attractive and TripAdvisor’s influence on travel commerce is massive. As we have described in the past, our North Star is to delight more users throughout the process of travel planning, shopping, booking and trip-taking. We are pleased with our continued progress on our key initiatives, and believe they are setting our business on a path towards long-term revenue growth, marketing efficiency and profit growth.

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TripAdvisor’s second quarter 2017 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on August 8, 2017, which is available on the Investor Relations section of our website and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. The earning press release is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. It is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on August 8, 2017, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

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